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                                                                   EXHIBIT 4.1.2


                ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST
                                AND AMENDMENT TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                              WEST PENN FUNDING LLC



                           This Assignment of Limited Liability Company Interest
and Amendment to Limited Liability Company Agreement of West Penn Funding LLC, dated as of ______________ __, 1999 (this "Assignment and Amendment Agreement"), is entered into by and between Carol G. Russ, as the sole member of West Penn Funding LLC, and West Penn Funding Corporation, a Delaware corporation.


                              W I T N E S S E T H :

                           WHEREAS, West Penn Funding LLC (the "Company") has
been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18101, et seq.) (the "Act") pursuant to a Certificate of Formation of the Company, as filed in the office of the Secretary of State of the State of Delaware on May 26, 1999, and a Limited Liability Company Agreement of the Company, dated as of May 26, 1999 (the "Agreement");

                           WHEREAS, Carol G. Russ is the sole member of the
Company;

                           WHEREAS, Carol G. Russ desires to assign, transfer
and convey all of her limited liability company interest in the Company as a member of the Company (the "Interest") to West Penn Funding Corporation, and Carol G. Russ desires to
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resign from the Company as a member of the Company;

                           WHEREAS, West Penn Funding Corporation desires to
purchase the Interest presently held by Carol G. Russ, and West Penn Funding Corporation desires to be admitted to the Company as a substitute member of the Company; and


                           WHEREAS, the undersigned, to accomplish the
foregoing, desire to amend the Agreement in the manner set forth herein.


                           NOW, THEREFORE, the undersigned, in consideration of
the premises, covenants and agreements contained herein, does hereby agree as follows:

                           1. Assignment. Notwithstanding any provision in the
Agreement to the contrary, for value received, the receipt and sufficiency of which are hereby acknowledged, upon the execution of this Assignment and Amendment Agreement by the parties hereto, Carol G. Russ does hereby assign, transfer and convey the Interest to West Penn Funding Corporation.

                           2. Admission. Notwithstanding any provision in the
Agreement to the contrary, contemporaneously with the assignment described in paragraph 1 of this Assignment and Amendment Agreement, West Penn Funding Corporation shall be admitted to the Company as a substitute member of the Company.

                           3. Resignation. Notwithstanding any provision in
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the Agreement to the contrary, immediately following the admission of West Penn
Funding Corporation as a substitute member of the Company, Carol G. Russ shall and does hereby resign from the Company as a member of the Company, and shall thereupon cease to be a member of the Company, and shall thereupon cease to have or exercise any right or power as a member of the Company.


                           4. Continuation of the Company. The parties hereto
agree that the assignment of the Interest, the admission of West Penn Funding Corporation as a substitute member of the Company and the resignation of Carol
G. Russ as a member of the Company shall not dissolve the Company and that the business of the Company shall continue.

                           5. Books and Records. The member of the Company shall
take all actions necessary under the Act and the Agreement, including causing the amendment of the Agreement, to evidence the resignation of Carol G. Russ from the Company as a member of the Company and the admission of West Penn Funding Corporation to the Company as a member of the Company.

                           6. Future Cooperation. Each of the parties hereto
agrees to cooperate at all times from and after the date hereof with respect to all of the matters described herein, and to execute such further assignments, releases, assumptions, amendments of the Agreement, notifications and
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other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this Assignment and Amendment Agreement.

                           7. Contribution. West Penn Funding Corporation has
paid $1 to Carol G. Russ for the Interest.

                           8. Binding Effect. This Assignment and Amendment
Agreement shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

                           9. Execution in Counterparts. This Assignment and
Amendment Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                           10. Agreement in Effect. Except as hereby amended,
the Agreement shall remain in full force and effect.

                           11. Governing Law. This Assignment and Amendment
Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.
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                      IN WITNESS WHEREOF, the parties hereto have caused this
    Assignment and Amendment Agreement to be duly executed as of the day and year first above written.



                                       ----------------------------------------
                                       Carol G. Russ




                                       WEST PENN FUNDING CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title: